First AMENDMENT
TO THE
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) to the DISTRIBUTION AGREEMENT (“Agreement”) dated September 30, 2021, by and between QUASAR DISTRIBUTORS, LLC (the “Distributor”), REINHART PARTNERS, INC. (“Advisor”) and MANAGED PORTFOLIO SERIES, on behalf of its series (the “Trust” and together with the Distributor and the Advisor, the “Parties”) is entered into as of February 23, 2022 (the “Effective Date”).
WHEREAS, the Parties desire to amend the Agreement to:
•add Reinhart International PMV Fund to Exhibit A of the Agreement,
•reflect Fund changes of name: from Reinhart Mid Cap Private Market Value Fund to Reinhart Mid Cap PMV Fund and from Reinhart Focus PMV Fund to Reinhart Genesis PMV Fund; and
•correct a typographical error in the Agreement which inadvertently referenced the date of the “Existing Agreement” to be March 31, 2021 instead of March 31, 2020.
WHEREAS, 12.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of Reinhart International PMV Fund and Fund changes of name to Reinhart Mid Cap PMV Fund and Reinhart Genesis PMV Fund.
3.The Agreement is hereby amended to reflect March 31, 2020, as the date of the defined “Existing Agreement.”
4.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
5.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

QUASAR DISTRIBUTORS, LLC		MANAGED PORTFOLIO SERIES

By:	/s/ Mark Fairbanks	By:	/s/ Brian Wiedmeyer
	Mark Fairbanks, Vice President		Brian Wiedmeyer, President

REINHART PARTNERS, INC.

By:	/s/ Sandi King
Sandi King, CCO

DISTRIBUTION AGREEMENT EXHIBIT A
Effective February 23, 2022

Separate Series of Managed Portfolio Series

Name of Series
Reinhart Mid Cap PMV Fund
Reinhart Genesis PMV Fund
Reinhart International PMV Fund